UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2023

VICI Properties Inc.

VICI Properties L.P.

(Exact Name of Registrant as Specified in its Charter)

Maryland (VICI Properties Inc.) Delaware (VICI Properties L.P.)	001-38372 333-264352-01	81-4177147 35-2576503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue, 20th Floor

New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

VICI Properties Inc.    ☐  Emerging growth company

VICI Properties L.P.    ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

VICI Properties Inc.  ☐

VICI Properties L.P.  ☐

Item 8.01.	Other Events.

Equity Distribution Agreement

On February 28, 2023, VICI Properties Inc. (the “Company”) and VICI Properties OP LLC (“VICI OP”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with each of Deutsche Bank Securities Inc., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., BofA Securities, Inc., BNP Paribas Securities Corp., Capital One Securities, Inc., CIBC World Markets Corp., Citigroup Global Markets Inc., Evercore Group L.L.C., Goldman Sachs & Co. LLC, JMP Securities LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC (in such capacity, each a “Manager,” and together, the “Managers”), and each of the Forward Purchasers (as defined below), pursuant to which up to an aggregate gross sales price of $1,500,000,000 of the Company’s common stock, $0.01 par value per share (the “Common Stock”), may be offered and sold from time to time through the Managers, acting as the Company’s sales agents or, if applicable, as Forward Sellers (as defined below), or directly to the Managers as principals for their own accounts. Upon entry into the Equity Distribution Agreement, we terminated our prior at-the-market offering program. At the time of such termination, approximately $284.1 million remained unsold under such prior program.

The Common Stock sold in the offering will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2023, and the accompanying base prospectus dated April 18, 2022 forming part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-264352) filed with the SEC on April 18, 2022.

Subject to the terms and conditions of the Equity Distribution Agreement, the Managers, whether acting as the Company’s sales agents or as Forward Sellers, will use their commercially reasonable efforts, consistent with their normal trading and sales practices and applicable law and regulations, to sell the Common Stock that may be designated by the Company (if acting as the Company’s sales agents) and the Common Stock borrowed from third parties (if acting as Forward Sellers), in each case on the terms and subject to the conditions of the Equity Distribution Agreement. Sales, if any, of the Common Stock made through the Managers, as the Company’s sales agents, or as Forward Sellers pursuant to the Equity Distribution Agreement, may be made in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”)), by means of ordinary brokers’ transactions on the New York Stock Exchange or sales made to or through market makers at market prices prevailing at the time of sale, and in privately negotiated transactions, which may include block trades, as the Company and any Manager may agree. The Company also may sell Common Stock to any Manager as principal for its own account. If the Company sells Common Stock to any Manager as principal, it will enter into a separate terms agreement (each, a “Terms Agreement”, and collectively, the “Terms Agreements”) setting forth the terms of such transaction.

The Company or any Manager may at any time suspend an offering of Common Stock pursuant to the terms of the Equity Distribution Agreement. The offering of Common Stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of the Common Stock under the Equity Distribution Agreement having an aggregate gross sales price equal to $1,500,000,000 and (ii) the termination of such Equity Distribution Agreement.

The Company and VICI OP made certain customary representations, warranties and covenants concerning the Company, VICI OP and the registration statement in the Equity Distribution Agreement and also agreed to indemnify the Managers and Forward Purchasers against certain liabilities, including liabilities under the Securities Act.

The Equity Distribution Agreement provides that, in addition to issuance and sale of Common Stock to or through the Managers, the Company also may enter into forward sale agreements with each of Deutsche Bank Securities Inc., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., BofA Securities, Inc., BNP Paribas Securities

Corp., CIBC World Markets Corp., Citibank, N.A., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC (or their respective affiliates), as forward purchasers (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”) in a form attached as Annex II to the Equity Distribution Agreement (each a “Forward Sale Agreement” and together, the “Forward Sale Agreements”). In connection with any Forward Sale Agreement, the relevant Forward Seller (or its affiliate) will, at the Company’s request, use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to borrow from third parties and sell a number of shares of Common Stock equal to the number of shares of Common Stock underlying the particular Forward Sale Agreement.

In this Current Report on Form 8-K, a Manager, when acting as sales agent for the relevant Forward Purchaser, is referred to as, individually, a “Forward Seller” and collectively, the “Forward Sellers.” Unless otherwise expressly stated or the context otherwise requires, references herein to the “related,” “relevant” or “applicable” Forward Purchaser means, with respect to any Manager, the affiliate of such Manager that is acting as Forward Purchaser or, if applicable, such Manager acting in its capacity as Forward Purchaser.

The Company will not initially receive any proceeds from any sales of borrowed shares of Common Stock by a Forward Seller in connection with a Forward Sale Agreement. The Company expects to fully physically settle each Forward Sale Agreement with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such Forward Sale Agreement, in which case the Company expects to receive aggregate cash proceeds at settlement equal to the number of shares of the Common Stock underlying such Forward Sale Agreement multiplied by the then-applicable forward sale price per share, subject to certain adjustments pursuant to such Forward Sale Agreement. Although the Company expects to settle any Forward Sale Agreements by the physical delivery of shares of Common Stock in exchange for cash proceeds, the Forward Sale Agreements will allow the Company to cash or net-share settle all or a portion of its obligations. If the Company elects to cash settle any Forward Sale Agreement, the Company may not receive any proceeds and the Company may owe cash to the relevant Forward Purchaser. If the Company elects to net share settle any Forward Sale Agreement, the Company will not receive any cash proceeds, and the Company may owe shares of Common Stock to the relevant Forward Purchaser.

The Company intends to cause any net proceeds from any sales of Common Stock to or through the Managers (as the Company’s sales agents or principals) and the net proceeds, if any, from the settlement of any Forward Sale Agreements to be contributed to VICI OP, which expects to use such proceeds in connection with or in furtherance of the Company’s ongoing business and operations, including funding its pipeline for the acquisition, development and improvement of properties, origination and funding of loans directly or indirectly secured by real estate, and other general corporate purposes, which may include capital expenditures, working capital and the repayment or refinancing of indebtedness.

The compensation to each Manager will be a mutually agreed commission that will not exceed, but may be lower than, 2.0% of the gross sales price of the Common Stock sold through it as the Company’s sales agent pursuant to the Equity Distribution Agreement. The compensation to each Manager acting as a Forward Seller will be a mutually agreed commission in the form of a reduction to the initial forward price under the related Forward Sale Agreement that will not exceed, but may be lower than, 2.0% of the gross sales prices of the borrowed shares of Common Stock sold through such Manager, acting as Forward Seller, during the applicable forward hedge selling period for such Common Stock.

A copy of the Equity Distribution Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference and a copy of the Form of Forward Sale Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1 and Exhibit 99.1, as applicable.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement by and among the Company, VICI OP and Deutsche Bank Securities Inc., Robert W. Baird & Co. Incorporated, Barclays Capital Inc. BofA Securities, Inc., BNP Paribas Securities Corp., Capital One Securities, Inc., CIBC World Markets Corp., Citigroup Global Markets Inc., Evercore Group L.L.C., Goldman Sachs & Co. LLC, JMP Securities LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC as sales agents, forward sellers and/or principals, as managers, and each of Deutsche Bank AG, London Branch, Robert W. Baird & Co. Incorporated, Barclays Bank PLC, Bank of America, N.A., BNP Paribas, Citibank, N.A., Canadian Imperial Bank of Commerce, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, New York Branch, Morgan Stanley & Co. LLC, The Bank of Nova Scotia, Truist Bank and Wells Fargo, National Association, each in its capacity as a forward purchaser, dated February 28, 2023

5.1	Opinion of Hogan Lovells US LLP with respect to the legality of the shares of Common Stock

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

99.1	Form of Forward Sale Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.

Date: February 28, 2023	By:	/s/ Samantha S. Gallagher
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary

VICI PROPERTIES L.P.

Date: February 28, 2023	By:	/s/ Samantha S. Gallagher
Samantha S. Gallagher
Secretary